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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-100118 of McLeodUSA Incorporated on Form S-8 of our report dated February 19, 2003, relating to the consolidated financial statements of McLeodUSA Incorporated as of December 31, 2002 and for the period from January 1, 2002 through April 16, 2002 and for the period from April 17, 2002 through December 31, 2002 appearing in this Annual Report on Form 10-K/A of McLeodUSA Incorporated for the period from January 1, 2002 through April 16, 2002 and the period from April 17, 2002 through December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
April 29, 2004

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INDEPENDENT AUDITORS' CONSENT